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                                                                  EXHIBIT 99.1.5

                                 SUMMIT PARTNERS

                                 Summit Partners
                         222 Berkeley Street, 18th Floor
                           Boston, Massachusetts 02116

                                                November 24, 2003

Fax: (631) 630-8550
Sybari Software, Inc.
353 Larkfield Road
East Northport, New York 11731
Attn.: President

Re:  Purchase Agreement with Summit Partners

Dear Sir/Madam:

      Reference is made to that certain Securities Purchase and Redemption Agreement, dated as of March 30, 2001, by and among Sybari Software, Inc. (the "Company") and each of the entities listed on the signature pages attached hereto (collectively, the "Summit Entities") (the "Purchase Agreement"). Capitalized terms not defined herein shall have the meanings ascribed to them under the Purchase Agreement.

      The Summit Entities hereby agree that for purposes of determining the Company's Net Cash From Operations and EBITDA under Sections 4.12 and 4.13 of the Purchase Agreement respectively, all of the IPO Expenses (as defined below) [and the related impact on working capital] shall be excluded from the consolidated net income of the Company and its subsidiaries when determining the Company's Consolidated Net Income. "IPO Expenses" shall mean all costs and expenses of the Company associated with the filing of a registration statement under the Act covering the anticipated 2004 public offering of securities of the Company.

                  [Remainder of Page Intentionally Left Blank]

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                                 SUMMIT PARTNERS

      Other than as set forth specifically herein, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

                                            Sincerely,

                                        SUMMIT VENTURES V, L.P.

                                        By: Summit Partners, V, L.P.
                                            Its General Partner

                                            By: Summit Partners, LLC
                                                Its General Partner

                                        By: /s/ Tom Roberts
                                            ------------------------------------
                                            Member

                                        SUMMIT V COMPANION FUND, L.P.

                                        By: Summit Partners, V, L.P.
                                            Its General Partner

                                            By: Summit Partners, LLC
                                                Its General Partner

                                        By: /s/ Tom Roberts
                                            ------------------------------------
                                            Member

                                        SUMMIT V ADVISORS FUND, L.P.

                                        By: Summit Partners, LLC
                                            Its General Partner

                                        By: /s/ Tom Roberts
                                            ------------------------------------
                                            Member

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                                 SUMMIT PARTNERS

                                        SUMMIT V ADVISORS FUND (QP), L.P.

                                        By: Summit Partners, LLC
                                            Its General Partner

                                        By: /s/ Tom Roberts
                                            ------------------------------------
                                            Member

                                        SUMMIT SUBORDINATED DEBT FUND II, L.P.

                                        By: Summit Partners SD II, LLC
                                            Its General Partner

                                        By: /s/ Tom Roberts
                                            ------------------------------------
                                            Member

                                        SUMMIT INVESTORS III, L.P.

                                        By: /s/ Tom Roberts
                                            ------------------------------------
                                            Member

Acknowledged and Agreed
this 24th day of November, 2003:

SYBARI SOFTWARE, INC.

By: /s/ Robert Wallace
    -------------------------
    Name: Robert Wallace
    Title: President